Exhibit 1.1

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              EASTCLIFF FUNDS, INC.

             The following Restated Articles of Incorporation duly adopted pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes supersede and take the place of the existing articles of incorporation of Fiduciary Total Return Fund, Inc. and any amendments thereto:

                                    ARTICLE I

             The name of the corporation (hereinafter called "Corporation") is:

                              EASTCLIFF FUNDS, INC.


                                   ARTICLE II

             The period of existence shall be perpetual.


                                   ARTICLE III

             The purpose or purposes for which the Corporation is organized are:

             A. To engage in the business of a diversified open-end management investment company.

             B. To purchase or otherwise acquire, hold for investment or otherwise, and to sell, exchange or otherwise dispose of the following types of securities: common stocks, debt securities and preferred stocks (including those convertible into common stock), warrants, United States treasury bills and notes, certificates of deposit, commercial paper, repurchase agreements and commercial paper master notes and other investments.

             C. To deposit its funds from time to time in such checking account or accounts as may be reasonably required, and to deposit its funds at interest in a bank, savings bank or trust company in good standing organized under the laws of the United States of America or any state thereof, or of the District of Columbia.

             D. To conduct research and investigations with respect to securities, organizations and business conditions in the United States and elsewhere; to secure information and advice pertaining to the investment and employment of the assets and funds of the Corporation and to pay compensation to others for the furnishing of any or all of the foregoing.

             E. Subject to any restrictions contained in the Investment Company Act of 1940, the applicable state securities or "Blue Sky" laws, or any rules or regulations issued pursuant to any of the foregoing, to exercise in respect of all securities, property and assets owned by it, all rights, powers and privileges which could be exercised by any natural person owning the same securities, property or assets.

             F. To acquire all or any part of the good will, property or business of any firm, person, association or corporation heretofore or hereafter engaged in any business similar to any business which this Corporation has the power to conduct, and to hold, utilize, enjoy, and in any manner dispose of the whole or part of the rights, property and business so acquired and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

             G. Without the vote or consent of the shareholders of the Corporation, to purchase, acquire, hold, dispose of, transfer and reissue or cancel shares of its own capital stock in any manner or to any extent now or hereafter permitted by the laws of Wisconsin and by these Articles of Incorporation.

             H. To carry out all or any part of the aforesaid objects and purposes and to conduct its business in all or any of its branches in any or all states, territories, districts and possessions of the United States of America and in foreign countries; to maintain offices and agencies in any and all states, territories, districts and possessions of the United States of America and in foreign countries.

             The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any clause of this or any other Article of these Articles of Incorporation, or any amendment thereto, and shall each be regarded as independent and construed as powers as well as objects and purposes.

             The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the laws of the State of Wisconsin now or hereafter enacted, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

             A. The aggregate number of shares which the Corporation shall have authority to issue is Ten Billion (10,000,000,000) shares of Common Stock, consisting of one class only designated as "Common Stock." The Common Stock shall initially be divided into one (1) series designated as Series A ("Eastcliff Total Return Fund" or such other name designated by the Board of Directors). The Series A Common Stock of the Corporation shall consist of Three Hundred Million (300,000,000) shares. The Board of Directors may from time to time create one or more additional series of shares of Common Stock and determine the number of shares and such series and the designations, preferences, limitations and relative rights thereof, and may amend these Articles of Incorporation to provide for such additional series, without shareholder action, to the extent permitted by the Wisconsin Business Corporation Law. The Board of Directors may also, without shareholder action, amend these Articles of Incorporation to alter or revoke any preferences, limitations or relative rights of a series created by the Board of Directors provided shares of such series have not been issued.

             B. Shares of Series A Common Stock of the Corporation shall have the following preferences, limitations and relative rights:

             (1) Definition. For purposes of this Section B of Article IV, the shares of Series A Common Stock and any subsequently created series shall be defined individually and collectively as a "Series."

             (2) Assets Belonging to a Series. All consideration that is received by the Corporation for the issue or sale of shares of any Series of the Corporation's Common Stock (a) shall not be commingled with the consideration that is received by the Corporation for the issue or sale of shares of any other Series of Common Stock; and
        (b) together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any such funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation not belonging to a particular Series of Common Stock of the Corporation which the Board of Directors may, in its sole discretion, allocate to a Series, shall irrevocably belong to the Series of the Corporation's Common Stock with respect to which such assets, payments or funds were received or allocated for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets and the income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such Series. Shareholders of any Series of Common Stock of the Corporation shall have no right, title or interest in or to the assets belonging to any other Series of Common Stock. Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily attributable to any particular Series of the Corporation's Common Stock shall be allocable among any one or more of the Series of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

             (3) Liabilities Belonging to a Series. The assets belonging to any Series of the Corporation's Common Stock shall be charged with the direct liabilities in respect of such Series and shall also be charged with such Series' proportionate share of the general liabilities of the Corporation as determined by comparing the assets belonging to such Series with the aggregate assets of the Corporation; provided that the Board of Directors may, in their discretion, direct that any one or more general liabilities of the Corporation be allocated to the respective Series of its Common Stock on a different basis. The liabilities so charged to a Series of Common Stock are herein referred to as "liabilities belonging to" such Series. The power of the Board of Directors to make allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

             (4) Dividends and Distributions. Shares of a Series of the Corporation's Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in their sole discretion, with respect to such Series; provided, however, that such dividends and distributions shall be paid only out of the lawfully available "assets belonging to" such Series as such phrase is defined in this Article IV.

             (5) Liquidation Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation, the shareholders of a Series of the Corporation's Common Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Series of Common Stock, the assets belonging to such Series, and the assets so distributable to the shareholders of any Series of the Corporation's Common Stock shall be distributed among such shareholders in proportion to the number of shares of such Series of the Corporation's Common Stock held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular Series of the Corporation's Common Stock and available for distribution, the shareholders of any Series of Common Stock shall be entitled to receive a portion of such general assets determined by comparing the assets belonging to such Series with the aggregate assets of the Corporation; and the assets so distributable to the shareholders of such Series shall be distributed among such shareholders in proportion to the number of shares of such Series of the Corporation's Common Stock held by them and recorded on the books of the Corporation.

             (6) Voting Rights. Shareholders of a Series of the Corporation's Common Stock shall be entitled to one (1) vote for each full share, and a fractional vote for each fractional share, of such Series then sanding in his or her name on the books of the Corporation. On any matter submitted to a vote of shareholders, all shares of a Series of the Corporation's Common Stock then issued and outstanding and entitled to vote shall be voted in the aggregate with all other shares of the Corporation's Common Stock then issued and outstanding and entitled to vote, irrespective of Series, and not as a separate voting group, except (a) as otherwise required by the Wisconsin Business Corporation Law, the Investment Company Act of 1940 or the regulations thereunder, or other applicable law; or
        (b) when the matter to be acted upon affects only the interests of shareholders of one or more Series of the Corporation's Common Stock (in which case only shares of the affected Series shall be entitled to vote thereon). At all elections of directors of the Corporation, each shareholder shall be entitled to vote the shares owned of record by such shareholder for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

             (7) Redemption of Shares. To the extent of the assets of the Corporation legally available for such redemptions, a shareholder of the Corporation shall have the right to require the Corporation to redeem his full and fractional shares of any Series of Common Stock out of the assets belonging to such Series at a redemption price equal to the net asset value per share next determined after receipt of a request to redeem in proper form as determined by the Board of Directors, subject to the right of the Corporation to suspend the right of redemption of shares or postpone the date of payment of such redemption price in accordance with the provisions of applicable law. The Board of Directors shall establish such rules and procedures as they deem appropriate for the redemption of shares, provided that all redemptions shall be in accordance with the Investment Company Act of 1940 and the Wisconsin Business Corporation Law. Without limiting the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares of any Series of Common Stock owned by any holder thereof: (a) in connection with the termination of any Series of the Corporation's Common Stock as provided hereunder; (b) if the value of such shares in the account maintained by the Corporation or its transfer agent for any Series is less than Five Hundred Dollars ($500) or such other amount as the Board may establish provided that the Corporation shall provide a shareholder with written notice at least sixty (60) days prior to effecting such a redemption of shares as a result of not satisfying such requirement; (c) to reimburse the Corporation for any loss it has sustained by reason of the failure of such shareholder to make full payment for shares of the Corporation's Common Stock purchased by such shareholder; (d) to collect any charge relating to a transaction effected for the benefit of such shareholder which is applicable to shares of the Corporation's Common Stock as provided in the prospectus relating to such shares; or (e) it if would otherwise be appropriate to carry out the Corporation's responsibilities under the Investment Company Act of 1940, in each case subject to such further terms and conditions as the Board of Directors may from time to time establish. The redemption price of shares of any Series of the Corporation's Common Stock shall, except as otherwise provided in this sub-section, be the net asset value thereof as determined by the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by the Board of Directors. Payment of the redemption price, if any, shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment in the assets belonging or allocable to the Series redemption of which is being sought, the value of which shall be determined as provided herein. Any shares of a Series of the Corporation's Common Stock that are redeemed by the Corporation shall be deemed to be cancelled and returned to the status of authorized but unissued shares of the particular Series involved and, unless otherwise determined by the Board of Directors of the Corporation, may be reissued from time to time in the same manner and to the same extent as other authorized, unissued shares of the same Series.

             (8) Termination of Series. Without the vote of the shares of any Series of the Corporation's Common Stock then outstanding (unless otherwise required by applicable law), the Corporation may, if so determined by the Board of Directors:

                  (a) Sell and convey the assets belonging to any Series of Common Stock to another corporation or trust that is a management investment company (as defined in the Investment Company Act of 1940) and is organized under the laws of any jurisdiction within the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such Series and which may include securities issued by such corporation or trust. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such Series of Common Stock that are not assumed by the purchaser of the assets belonging to such Series, the Corporation may, at its option, redeem all outstanding shares of such Series at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by the Board of Directors. Notwithstanding any other provision of these Articles of Incorporation to the contrary, the redemption price may be paid in cash or by distribution of the securities or other consideration received by the Corporation for the assets belonging to such Series of Common Stock upon such conditions as the Board of Directors deem, in their sole discretion, to be appropriate consistent with applicable law and these Articles of Incorporation;

                  (b) Sell and convert the assets belonging to a Series of Common Stock into money and, after making provisions for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such Series, the Corporation may, at its option (i) redeem all outstanding shares of such Series at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by the Board of Directors upon such conditions as the Board of Directors deem, in their sole discretion, to be appropriate consistent with applicable law and these Articles of Incorporation; or (ii) combine the assets belonging to such Series following such sale and conversion with the assets belonging to any one or more other Series of Common Stock of the Corporation pursuant to and in accordance with Section (B)(8)(c) of this Article IV; or

                  (c) Combine the assets belonging to a Series of Common Stock with the assets belonging to any one or more other Series of Common Stock of the Corporation if the Board of Directors reasonably determine that such combination will not have a material adverse effect on the shareholders of any Series of Common Stock of the Corporation participating in such combination. In connection with any such combination of assets, the shares of any Series of Common Stock then outstanding may, if so determined by the Board of Directors, be converted into shares of any other Series of Common Stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by the Board of Directors upon such conditions as the Board of Directors deem, in their sole discretion, to be appropriate consistent with applicable law and these Articles of Incorporation. Notwithstanding any other provisions of these Articles of Incorporation to the contrary, any redemption price, or part thereof, paid pursuant to this Section (B)(8)(c) may be paid in shares of any other Series of Common Stock of the Corporation participating in such combination.

             (9) No Preemptive Rights. No holder of shares of any Series of the Corporation's Common Stock shall, as such holder, have any preemptive or other right to purchase, subscribe for or otherwise acquire any shares of any Series of Common Stock of the Corporation, or any securities of the Corporation convertible into such shares or carrying a right to subscribe to or acquire such shares (whether such shares or securities are now or hereinafter authorized or are acquired by the Corporation after the issuance thereof), other than such right, if any, as the Board of Directors, in their discretion, may determine.

                                    ARTICLE V

             Any determination made in good faith, and so far as accounting matters are involved in accordance with accepted accounting practices, by or pursuant to the direction of the Board of Directors of the Corporation as to the amount and value of assets, obligations or liabilities of the Corporation of any Series of Common Stock, as to the amount of net income of the Corporation or any Series of Common Stock from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation or any Series of Common Stock, as to the allocation of any assets or liabilities to a Series of Common Stock, as to the times at which shares of any Series of Common Stock shall be deemed to be outstanding or no longer outstanding or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of the Corporation, and any reasonable determination made in good faith by the Board of Directors of the Corporation as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares past, present and future, and shares of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of such shares or acceptance of share certificates, that any and all such determination shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder; or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE VI

             The following provisions define, limit and regulate the powers of the Corporation, the Board of Directors and the shareholders:

             A. The Board of Directors of the Corporation shall authorize an initial issuance of shares of each Series of Common Stock for such consideration as the Board of Directors shall determine. After such initial issuance, the Board of Directors may authorize the issuance form time to time of shares of Common Stock and the reissuance from time to time of retired shares of Common Stock, whether now or hereafter authorized, for such consideration as said Board of Directors may deem advisable, provided that, except with respect to shares issued as a share dividend or distribution, such consideration shall be in the form of cash or its equivalent and shall not be less than the net asset value of such shares.

             B. The holders of any fractional shares of any Series of Common Stock shall be entitled to the payment of dividends on such fractional shares, to receive the net asset value thereof upon redemption, to share in the assets of the Corporation upon liquidation and to exercise voting rights with respect thereto as provided herein.

             C. The Board of Directors shall have full power in accordance with good accounting practice: (a) to determine what receipts of the Corporation shall constitute income available for payment of dividends and what receipts shall constitute principal and to make such allocation of any particular receipt between principal and income as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments or governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein) shall be charged to or paid from principal or income or both, and (ii) to apportion any and all of said expenses and outlays, including taxes, between principal and income.

             D. The Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of the shareholders, except as otherwise provided by statute or by law; and except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

             E. Each director and each officer of the Corporation shall be indemnified by the Corporation against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding in which he may be involved or with which he may be threatened by reason of his being or having been such a director or officer to the full extent permitted by the Wisconsin Business Corporation Law and the Investment Company Act of 1940, as such statutes are now or hereafter in force, and shall be entitled to the advance of related expenses.

             F. The Board of Directors may, in its sole and absolute discretion, reject in whole or in part orders of the purchase of shares of any Series of Common Stock, and may, in addition, require such orders to be in such minimal amounts as it shall determine.

             G. Each holder of shares of the Corporation's Common Stock, irrespective of the Series, may, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer and after complying with any other conversion procedures established by the Board of Directors, convert such shares into shares of any other Series of the Corporation's Common Stock on the basis of their relative net asset values (determined in accordance with the Bylaws of the Corporation) less a conversion charge or discount determined by the Board of Directors. Any fee so imposed shall be uniform as to all stockholders.

             H. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Wisconsin the Board of Directors of the Corporation is expressly authorized:

                  (1) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the shareholders, and except as otherwise required by the Investment Company Act of 1940, as now or hereafter in force.

                  (2) Without the assent or vote of the shareholders, to authorize the issuance from time to time of shares of any Series of Common Stock of the Corporation for such consideration as the Board of Directors may deem advisable.

                  (3) Without the assent or vote of the shareholders, to authorize and issue such obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal.

                  (4) Notwithstanding anything in these Articles of Incorporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any Series of Common Stock of the Corporation, the value of the liabilities belonging to any Series of Common Stock, the allocation of assets or liabilities to any Series of Common Stock, the times at which shares of any Series of Common Stock shall be deemed outstanding and the net asset value of each share of each Series of Common Stock for purposes of sales, redemptions and repurchases and for any other purposes.

                  (5) To determine in accordance with accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purposes, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders of the Corporation redeeming their entire ownership of shares of any Series of the Corporation.

                  (6) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of Wisconsin law, these Articles of Incorporation and Bylaws of the Corporation.


                                   ARTICLE VII

             The Corporation reserves the right to enter into, from time to time, investment advisory and administration agreements providing for the management and supervision of the investments of the Corporation, the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property and the furnishing of clerical and administrative services to the Corporation. Such agreements shall contain such other terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable and as are permitted by the Investment Company Act of 1940.

             The Corporation may designate distributors, custodians, transfer agents, registrars and/or dividend disbursing agents for the stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation for each such distributor, custodian, transfer agent, registrar and/or dividend disbursing agent.

                                  ARTICLE VIII

             The number of directors shall be such number (not less than three) as is fixed from time to time by the By-Laws.

                                   ARTICLE IX

             The address of the registered office of the Corporation is 225 East Mason Street, Milwaukee, Wisconsin 53202, which is in Milwaukee County and the name of the initial registered agent of the Corporation at such address is Donald S. Wilson.


                                   CERTIFICATE

             This is to certify that these Restated Articles of Incorporation of EASTCLIFF FUNDS, INC. contain an amendment to the articles of incorporation, adopted on December 12, 1994 by the Board of Directors and shareholders of Fiduciary Total Return Fund, Inc. in accordance with
   Section 180.1003 of the Wisconsin Statutes. Upon the effectiveness of the foregoing Restated Articles of Incorporation, each then outstanding share of Common Stock, $.01 par value, shall automatically be reclassified into a share of Series A Common Stock.

             Executed on behalf of the Corporation on December 20, 1994.


                                      /s/  Ted D. Kellner
                                      Ted D. Kellner, President


             This instrument was drafted by Richard L. Teigen of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

                              ARTICLES OF AMENDMENT
                                   relating to
                              SERIES B COMMON STOCK
                                       of
                              EASTCLIFF FUNDS, INC.

                    ________________________________________

                   Pursuant to Sections 180.0602 and 180.1002
                    of the Wisconsin Business Corporation Law
                    ________________________________________

        I, CONLEY BROOKS, JR., President of EASTCLIFF FUNDS, INC., a corporation organized and existing under the Wisconsin Business Corporation Law (the "Corporation"), in accordance with the provisions of Sections 180.0602 and 180.1002 thereof, DO HEREBY CERTIFY THAT:

        A. Pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Articles of Incorporation, and in accordance with Sections 180.0602 and 180.002 of the Wisconsin Business Corporation Law, said Board of Directors adopted resolutions on June 6, 1995, creating a new series of shares of Common Stock of the Corporation, designated as "Series B Common Stock".

        B. Said resolution of the Board of Directors of the Corporation creating the series designated as "Series B Common Stock" provides that said series shall have such designation and number of shares and such preferences, limitations and relative rights as are set forth in the paragraphs below:

                              Series B Common Stock

             1. Designation and Amount. The Corporation is authorized to issue a series of Common Stock, which is hereby designated as "Series B Common Stock" ("Eastcliff Growth Fund" or such other name designated by the Board of Directors). The Series B Common Stock of the Corporation shall consist of Three Hundred
        Million (300,000,000) shares.

             2. Preferences, Limitations and Relative Rights. Shares of Series B Common Stock shall have the preferences, limitations and relative rights of a "Series" of Common Stock as set forth in Article III.B. of the Corporation's Restated Articles of Incorporation.

             3. Other Terms. Shares of Series B Common Stock shall be subject to the other terms, provisions and restrictions set forth in the Restated Articles of Incorporation with respect to the shares of a Series of Common Stock of the Corporation.

                                     *  *  *

        C. No shares of Series B Common Stock have been issued as of the date hereof.

        D. The amendment creating the Series B Common Stock was adopted by the Board of Directors of the Corporation in accordance with
   Section 180.1002 of the Wisconsin Business Corporation Law and shareowner action was not required.

        IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Corporation and does affirm the foregoing as true this 7th day of June, 1995.


                                      By:  /s/  Conley Brooks, Jr.
                                           Conley Brooks, Jr.
                                           President
   _______________

        This instrument was drafted by and should be returned to Todd B. Pfister of the firm of Foley & Lardner, 777 South Flagler Drive, Suite 200, West Palm Beach, Florida 33401.

                              ARTICLES OF AMENDMENT
                                   relating to
                              SERIES C COMMON STOCK
                                       of
                              EASTCLIFF FUNDS, INC.

                       ___________________________________

                   Pursuant to Sections 180.0602 and 180.1002
                    of the Wisconsin Business Corporation Law
                       ___________________________________


        I, Conley Brooks, Jr., President of Eastcliff Funds, Inc., a corporation organized and existing under the Wisconsin Business Corporation Law (the "Corporation"), in accordance with the provisions of Sections 180.0602 and 180.1002 thereof, DO HEREBY CERTIFY THAT:

        A. Pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Articles of Incorporation, and in accordance with Sections 180.0602 and 180.002 of the Wisconsin Business Corporation Law, said Board of Directors adopted resolutions on June 14, 1996, creating a new series of shares of Common Stock of the Corporation, designated as "Series C Common Stock".

        B. Said resolution of the Board of Directors of the Corporation creating the series designated as "Series C Common Stock" provides that said series shall have such designation and number of shares and such preferences, limitations and relative rights as are set forth in the paragraphs below:

                              Series C Common Stock

             1. Designation and Amount. The Corporation is authorized to issue a series of Common Stock, which is hereby designated as "Series C Common Stock" ("Eastcliff Regional Small Capitalization Value Fund" or such other name designated by the Board of Directors). The Series C Common Stock of the Corporation shall consist of Three Hundred Million (300,000,000) shares.

             2. Preferences, Limitations and Relative Rights. Shares of Series C Common Stock shall have the preferences, limitations and relative rights of a "Series" of Common Stock as set forth in Article IV.B. of the Corporation's Restated Articles of Incorporation.

             3. Other Terms. Shares of Series C Common Stock shall be subject to the other terms, provisions and restrictions set forth in the Restated Articles of Incorporation with respect to the shares of a Series of Common Stock of the Corporation.

                                      * * *

        C. No shares of Series C Common Stock have been issued as of the date hereof.

        D. The amendment creating the Series C Common Stock was adopted by the Board of Directors of the Corporation in accordance with Section
   180.1002 of the Wisconsin Business Corporation Law and shareowner action was not required.

        IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Corporation and does affirm the foregoing as true this ___ day of ___________, 1996.

                                      By:  _________________________________
                                           Conley Brooks, Jr.
                                           President
   ___________________
        This instrument was drafted by and should be returned to Todd B. Pfister of the firm of Foley & Lardner, 777 South Flagler Drive, Suite 200, West Palm Beach, Florida 33401.

                              ARTICLES OF AMENDMENT
                                   relating to
                              SERIES D COMMON STOCK
                                       of
                              EASTCLIFF FUNDS, INC.

                       ___________________________________

                   Pursuant to Sections 180.0602 and 180.1002
                    of the Wisconsin Business Corporation Law

                       ___________________________________

             I, Conley Brooks, Jr., President of Eastcliff Funds, Inc., a corporation organized and existing under the Wisconsin Business Corporation Law (the "Corporation"), in accordance with the provisions of Sections 180.0602 and 180.1002 thereof, DO HEREBY CERTIFY THAT:

             A. Pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Articles of Incorporation, and in accordance with Sections 180.0602 and 180.1002 of the Wisconsin Business Corporation Law, said Board of Directors adopted resolutions on October 6, 1997, creating a new series of shares of Common Stock of the Corporation, designated as "Series D Common Stock".

             B. Said resolution of the Board of Directors of the Corporation creating the series designated as "Series D Common Stock" provides that said series shall have such designation and number of shares and such preferences, limitations and relative rights as are set forth in the paragraphs below:

                              Series D Common Stock

             1. Designation and Amount. The Corporation is authorized to issue a series of Common Stock, which is hereby designated as "Series D Common Stock" ("Eastcliff Contrarian Value Fund" or such other name designated by the Board of Directors). The Series D Common Stock of the Corporation shall consist of Three Hundred Million (300,000,000) shares.

             2. Preferences, Limitations and Relative Rights. Shares of Series D Common Stock shall have the preferences, limitations and relative rights of a "Series" of Common Stock as set forth in Article IV.B. of the Corporation's Restated Articles of Incorporation.

             3. Other Terms. Shares of Series D Common Stock shall be subject to the other terms, provisions and restrictions set forth in the Restated Articles of Incorporation with respect to the shares of a Series of Common Stock of the Corporation.


                                      * * *

             C. No shares of Series D Common Stock have been issued as of the date hereof.

             D. The amendment creating the Series D Common Stock was adopted by the Board of Directors of the Corporation in accordance with
   Section 180.1002 of the Wisconsin Business Corporation Law and shareowner action was not required.

             IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Corporation and does affirm the foregoing as true this 6th day of October, 1997.



                                      By:  /s/ Conley Brooks, Jr.
                                           Conley Brooks, Jr.
                                           President



   _________________________
        This instrument was drafted by and should be returned to Richard L. Teigen of the firm of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367.